CHINA PRECISION STEEL, INC.

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of 1 Jan, 2007 (the "Effective Date"), by and between China Precision Steel, Inc., a Colorado corporation (along with its successors and assigns, the "Company"), and **WO HING LI** ("Executive").

WHEREAS, the Company desires to continue to employ Executive, and Executive desires to continue his employment with the Company, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the Company and Executive agree as follows:

1. Employment.

(a) Term. Subject to the terms hereof, Executive's employment hereunder shall commence as of the Effective Date and continue until terminated by Executive or by the Company pursuant to Section 3 of the Agreement (such period, the "Employment Period").

(b) Position and Duties. During the Employment Period, Executive will serve as the Company's Chief Executive Officer and President, and Executive shall report directly to the Company's Board of Directors (the "Board") and any committees thereof. Executive will have the responsibilities, duties and authority commensurate with the position of Chief Executive Officer and President, and Executive will perform such other services of an executive nature as may be prescribed from time to time by the Board. During the Employment Period, Executive shall devote his full business time and efforts to the performance of his duties hereunder. For the duration of the Employment Period, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written approval of the Board, which approval will not be unreasonably withheld; provided, however, that Executive may, without the approval of the Board, serve in any capacity with any civic, educational or charitable organization, subject to Executive's obligations under this Agreement and any agreement contemplated under Section 5 of this Agreement.

During the Employment Period, upon and subject to proper election and appointment by the shareholders of the Company, Executive will serve as a member of the Company's Board until such time as Executive resigns or is properly removed as a member of the Board in accordance with the Company's Articles of Incorporation and/or By-laws. Compensation, if any, fees and/or benefits paid to Executive for service as a member of the Board and any committee thereof shall be established by the Compensation Committee of the Board (the "Compensation Committee") from time to time.

2. Compensation.

(a) Base Salary. During the Employment Period, the Company will pay Executive a base salary at the annual rate of $**[Insert Dollar Amount]**, which amount will be reviewed annually and subject to adjustment in the good faith discretion of the Board (or the Compensation Committee), including without limitation, discretionary cost of living adjustments (as adjusted from time to time, the "Base Salary"). The Base Salary will be payable in substantially equal installments in accordance with the Company's payroll practices as in effect from time to time.

(b) Annual Bonus. During the Employment Period, based on Executive's performance relative to fixed targets set by the Compensation Committee in its sole discretion, and subject to the overall performance of the Company, Executive will be eligible to receive annual incentive bonuses, in the form of cash or equity securities of the Company as may be determined by the Compensation Committee from time to time.

(c) Vacation. During the Employment Period, Executive will be entitled to four weeks paid vacation in each calendar year (to be taken at such times and in such number of days as Executive and the Company shall mutually agree), in accordance with the Company's policies for its senior executives as in effect from time to time. Any accrued unused vacation may be carried over from one year to the following year, provided that no more than six weeks vacation may be carried over at any time.

(d) Benefits. During the Employment Period, Executive (and his eligible dependents) will be entitled to participate in the same manner as the Company's other senior executives in any employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally; provided that the Company reserves the right to terminate or amend any of its employee benefit plans and programs at any time.

(e) Reimbursement of Expenses. During the Employment Period, the Company will reimburse Executive for all out-of-pocket business expenses that are incurred by him in furtherance of the Company's business in accordance with the Company's policies with respect thereto as in effect from time to time.

3. Termination. Executive's employment hereunder will terminate upon the first to occur of the following:

(a) Executive's death;

(b) Termination by the Company in the event of Executive's Disability (as defined below);

(c) Termination by the Company for Cause (as defined below);

(d) Termination by the Company without Cause; or

(e) Termination by Executive, with or without Good Reason (as defined below).

For purposes of this Agreement, the following terms shall have the following meanings:

"Cause" means: (i) Executive's conviction of, or plea of *nolo contendere* to, a felony, or a crime involving dishonesty, disloyalty or moral turpitude; (ii) Executive's willful disloyalty or deliberate dishonesty; (iii) the commission by Executive of an act of fraud or embezzlement against the Company; (iv) Executive's failure to use his good faith efforts to perform in all material respects such duties as are contemplated by this Agreement, or to follow any lawful direction of the Board or any committee thereof; (v) Executive's gross negligence in the performance of his duties hereunder; or (vi) a material breach by Executive of any provision of this Agreement or of any Company policy, which breach is not cured within thirty (30) days after delivery to Executive by the Company of written notice of such breach. Any determination of "Cause" shall be made in good faith by a majority vote of the Board in its sole discretion.

"Disability" means Executive's mental, physical or other disability, the condition of which renders him incapable of performing his obligations under this Agreement for a period of 90 consecutive days or an aggregate of 120 days (whether or not consecutive) in any 12-month period. Any determination of "Disability" shall be made in good faith by a majority vote of the Board in its sole discretion.

"Good Reason" means, without Executive's consent: (i) a material diminution in Executive's Base Salary; (ii) a material diminution in Executive's responsibilities, duties or authority as the Chief Executive Officer and President of the Company, which causes Executive's position with the Company to have less responsibility or authority than Executive's position immediately prior to such change, provided that any such change is not in connection with the termination of Executive's employment with the Company; or (iii) a material breach by the Company of the terms or conditions of this Agreement; provided however, if any of the conditions described in subsections (i)-(iii) above occur, Executive is required to provide written notice of such condition to the Board within 60 days of the initial occurrence of the condition, and, following such written notice, the Company shall then have 30 days to remedy such condition, before the existence of any such condition (which is not otherwise remedied by the Company) shall constitute "Good Reason."

4. Termination Procedures; Effect of Termination.

(a) Notice of Termination. Any termination of Executive's employment by the Company or Executive (other than termination on account of Executive's death) shall be communicated by written notice (a "Notice of Termination") to the other party hereto in accordance with Section 6(a) below, which notice shall indicate the specific termination provision in Section 3 of this Agreement relied upon and, if termination is by the Company for Cause or by Executive for Good Reason, the specific reasons therefore.

(b) Date of Termination. As used herein, "Date of Termination" shall mean: (i) if Executive's employment is terminated as a result of Executive's death, the date of Executive's death; (ii) if Executive's employment is terminated by reason of Executive's Disability, on the date Notice of Termination is given or such later date specified in the Notice of Termination as the effective date of termination; (iii) if Executive's employment is terminated by the Company for Cause, on the date Notice of Termination is given or such later date specified in the Notice of Termination as the effective date of termination; (iv) if Executive's employment is

terminated by the Company without Cause, such date which is specified in the Notice of Termination as the effective date of termination; and (v) if Executive's employment is terminated by Executive, with or without Good Reason, such date which is specified in the Notice of Termination as the effective date of termination, which date shall be at least 30 days, but not more than 180 days, following the date the Notice of Termination is given, unless the Company demands an earlier termination date in its sole discretion (which demand will not be deemed to be a termination "without Cause" for purposes of this Agreement).

(c) Compensation Upon Termination.

(i) At any time that Executive's employment is terminated, the Company will pay the Accrued Obligations (as defined below) to Executive (or to his estate or legal representative, if applicable) on or promptly following the Date of Termination, in accordance with applicable law. For purposes of this Agreement, "Accrued Obligations" means (A) the portion of Executive's Base Salary as has accrued up through the Date of Termination which Executive has not yet been paid, (B) an amount equal to the value of Executive's accrued unused vacation days, and (C) the amount of expenses incurred by Executive on behalf of the Company prior to the Date of Termination and not yet reimbursed as of such date.

(ii) In addition to the Accrued Obligations, if Executive's employment is terminated by the Company without Cause or by Executive for Good Reason (and other than due to Executive's death or Disability), then in exchange for Executive's timely execution and delivery to the Company of a full general release (which Executive does not later revoke in accordance with its terms), in a form acceptable to the Company, releasing all claims, known or unknown, that Executive may have against the Company, and any subsidiary or related entity, their officers, directors, employees and agents, to be delivered by Executive to the Company within the prescribed time period determined by the Company and communicated to Executive in writing promptly following the Date of Termination, the Company will pay to Executive a severance payment equal to six months of his then current Base Salary, payable in six equal installments over the six-month period immediately following the Date of Termination in accordance with the Company's regular payroll schedule.

Notwithstanding any other provision with respect to the timing of payments under this Section 4(c), if, at the time of Executive's termination, Executive is deemed to be a "specified employee" (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and any successor statute, regulations and guidance thereto ("Section 409A")) of the Company, then only to the extent necessary to comply with the requirements of Section 409A, any payments to which Executive may become entitled under Section 4(c) which are subject to Section 409A (and not otherwise exempt from its application) will be withheld until the first business day of the seventh month following the Date of Termination, at which time Executive shall be paid an aggregate amount of any withheld payments otherwise due under Section 4(c), as applicable.

5. Restrictive Covenants. On the Effective Date, and as a condition of Executive's continued employment by the Company, Executive will enter into a confidentiality, non-competition, non-solicitation, assignment of inventions and non-disparagement agreement, substantially similar to the Company's standard form of agreement used for its senior executives.

6. General.

(a) Notices. All notices, requests, consents and other communications hereunder will be in writing, will be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and will be either (i) delivered by hand, (ii) sent by overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder will be deemed to have been given either (A) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (B) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (C) if sent by registered or certified mail, on the fourth business day following the day such mailing is made. All notices, requests, consents and other communications hereunder will be sent as follows:

If to the Company:

China Precision Steel, Inc.
8th Floor, Teda Building
87 Wing Lok Street
Sheung Wan, Hong Kong
People's Republic of China
Attention: Company Secretary

If to Executive:

Wo Hing Li

At Executive's home address, as listed in the Company's personnel records from time to time.

(b) Entire Agreement. This Agreement (together with any other agreements referenced herein) embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

(d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent will be deemed to be or will constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

(e) Successors and Assigns; Third Party Beneficiaries. All statements, representations, warranties, covenants and agreements in this Agreement will be binding on the parties hereto and will inure to the benefit of the respective successors, heirs, executors and

permitted assigns of each party hereto. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. Executive may not assign any of Executive's rights to compensation or other benefits under this Agreement, except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void. Nothing in this Agreement will be construed to create any rights or obligations except among the parties hereto, and no person or entity will be regarded as a third-party beneficiary of this Agreement.

(f) Governing Law and Jurisdiction. This Agreement and the rights and obligations of the parties hereunder will be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof. No claim or dispute of any kind or nature whatsoever arising out of or in any way related to this Agreement, directly or indirectly, may be commenced, presented or continued in any court other than the courts of the State of Delaware, including the United States federal courts located in said state, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and Executive consent to the jurisdiction of such courts and personal service. **Any rights to trial by jury with respect to any claim or proceeding related to, or arising out of, this Agreement are waived by Executive and the Company.**

(g) Severability. The parties intend this Agreement to be enforced as written. However, if any court of competent jurisdiction determines any provision, or any portion thereof, of this Agreement to be unenforceable or invalid, then such provision shall be deemed limited to the extent that such court deems it valid or enforceable and the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(h) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(i) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, will operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, will preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto will not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement will entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(j) Expenses. Each party shall bear its own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement. The

prevailing party in any legal proceeding to enforce this Agreement shall be entitled to legal fees and costs reasonably incurred.

(k) Deductions and Withdrawals. The Company will deduct from each payment to be made to Executive under this Agreement such amounts, if any, required to be deducted or withheld under applicable law or under any Company-sponsored employee benefit plan in which Executive participates.

(l) Tax Consequences. Executive hereby acknowledges and agrees that the Company makes no representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or other payments under the Agreement, including, without limitation, by operation of Section 409A.

(m) Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

(n) Opportunity to Review. Executive hereby acknowledges that Executive has had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that Executive has had the opportunity to consult with counsel of Executive's own choosing regarding such terms. Executive further acknowledges that Executive fully understands the terms of this Agreement and has voluntarily executed this Agreement.

[Remainder of page left intentionally blank. Signature page(s) to follow.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date and year first above written.

CHINA PRECISION STEEL, INC.

By: ______________________

Name: LUI CHE KIN

Title: DIRECTOR

EXECUTIVE

____
WO HING LI